UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2018

iGambit Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53862	11-3363609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 W. Jericho Turnpike, Suite A Smithtown, New York	11787
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 670-6777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (this “Amendment”) is being filed by iGambit Inc., a Delaware Corporation (“iGambit”) for the purpose of providing additional disclosure pursuant to Item 5.01 Change in Control of Registrant.

Item 3.03 Material Modification to Rights of Security Holders.

On August 2, 2018, the Registrant Filed a Certificated of Designation for a class of preferred stock designated Series A Preferred Stock (“Series A”). There are 1,000 shares of Series A designated. The Holders of Series A shall have voting rights, when combined with their existing holdings of the Registrant’s common stock, that entitle them to have an aggregate of 51% of the votes eligible to be cast by all stockholders with respect to all matters brought before a vote of the stock holders of the Registrant. Series A has no conversion, dividend or liquidation rights and has mandatory redemption conditions. Accordingly, the holders of Series A will, by reason of their voting power be able to control the affairs of the Registrant. The foregoing is only a summary of the certificate of designation for the Series A, which is filed as an exhibit hereto, The Registrant has issued 1,000 shares of A Stock to John Salerno, giving him effective voting control over the Registrant’s affairs.

Item 5.01 Changes in Control of Registrant.

On August 2, 2018, the Board of Directors of the Registrant issued 1,000 shares of Series A stock to its CEO John Salerno, in consideration for his services to the Registrant for the past two years without salary. The Series A Stock, when combined with the existing holdings of the Registrant’s common stock, gives him an aggregate of 51% of the votes eligible to be cast by all stockholders with respect to all matters brought before a vote of the stock holders of the Registrant, which gives him effective voting control over the Registrant’s affairs

Item 9.01 Financial Statements and Exhibits

Financial Information

None

Exhibits:

Exhibit No.	Description
3.1	Certificate of Designation Series A Preferred Stock (incorporated herein by reference to Exhibit 3.1 to iGambit Inc.’s Current Report on Form 8-K filed on August 6, 2018).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 12, 2018	iGambit Inc.

	By:	/s/ Elisa Luqman
Elisa Luqman
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designation Series A Preferred Stock (incorporated herein by reference to Exhibit 3.1 to iGambit Inc.’s Current Report on Form 8-K filed on August 6, 2018).

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